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                                                                     EXHIBIT 3.2


                        BYLAWS OF 3DFX INTERACTIVE, INC.

                           (AS AMENDED OCTOBER 1998)
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                               TABLE OF CONTENTS

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ARTICLE I. -- Principal Office..............................    1
  Section 1. Location of Principal Office...................    1
  Section 2. Other Business Offices.........................    1
ARTICLE II. -- Meetings of Shareholders.....................    1
  Section 1. Location of Meetings...........................    1
  Section 2. Annual Meetings................................    1
  Section 3. Special Meetings...............................    2
  Section 4. Quorum.........................................    3
  Section 5. Adjournment....................................    3
  Section 6. Record Date; Cumulative Voting.................    3
  Section 7. Waiver of Notice...............................    4
  Section 8. Action by Written Consent......................    4
  Section 9. Proxies........................................    6
  Section 10. Inspectors of Election........................    6
  Section 11. Nominations and Proposals.....................    7
ARTICLE III. -- Board of Directors..........................    8
  Section 1. Powers of the Board............................    8
  Section 2. Number of Directors............................    9
  Section 3. Election of Directors..........................    9
  Section 4. Vacancies; Resignation.........................    9
ARTICLE IV. -- Meetings of Directors........................   10
  Section 1. Location of Meetings...........................   10
  Section 2. Regular Meetings...............................   10
  Section 3. Special Meetings; Notice.......................   11
  Section 4. Quorum.........................................   11
  Section 5. Waiver of Notice...............................   11
  Section 6. Action by Written Consent......................   11
  Section 7. Committees.....................................   12
  Section 8. Compensation of Directors......................   12
  Section 9. Indemnification................................   12
ARTICLE V. -- Officers......................................   12
  Section 1. Designation of Officers........................   12
  Section 2. Chairman of the Board..........................   12
  Section 3. President......................................   12
  Section 4. Vice Presidents................................   13
  Section 5. Secretary......................................   13
  Section 6. Assistant Secretary............................   13
  Section 7. Treasurer......................................   13
  Section 8. Assistant Treasurer............................   13
ARTICLE VI. -- Miscellaneous................................   14
  Section 1. Record Date....................................   14
  Section 2. Inspection of Corporate Records................   14
  Section 3. Certificates for Shares........................   14
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  Section 4. Representation of Shares of Other
     Corporations...........................................   15
  Section 5. Inspection of Bylaws...........................   15
  Section 6. Construction and Definitions...................   15
ARTICLE VII. -- Amendments..................................   15
  Section 1. Amendment by Shareholders......................   15
  Section 2. Amendment by Board of Directors................   15
ARTICLE VIII. -- Annual and Other Reports...................   16
  Section 1. Annual Report to Shareholders..................   16
  Section 2. Request for Financial Statements...............   16

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                                     BYLAWS
                                       OF
                             3DFX INTERACTIVE, INC.

                                   ARTICLE I.

                                PRINCIPAL OFFICE

     SECTION 1. Location of Principal Office. The principal executive office for the transaction of the business of the corporation shall be established and maintained by the board of directors at any place within or without the State of California. The board of directors may change said principal executive office from one location to another.

     SECTION 2. Other Business Offices. The board of directors may at any time establish other business offices within or without the State of California.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. Location of Meetings. All meetings of the shareholders shall be held at any place within or without the State of California which may be designated either by the board of directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held on such date and at such time as shall be determined by the board of directors, not more than fifteen (15) months after the date of the preceding annual meeting or, in the case of the first annual meeting, not more than fifteen (15) months after the organization of the corporation. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class mail or other means of written communications (which includes, without limitation and wherever used in these bylaws, telegraphic and facsimile communication), charges prepaid, addressed to each shareholder at the address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If no address of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.
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     All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

     Such notices shall state:

          (a) The place, date and hour of the meeting;

          (b) Those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

          (c) If directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

          (d) The general nature of a proposal, if any, to take action with respect to the approval of (i) a contract or other transaction with an interested director, (ii) an amendment of the articles of incorporation,
     (iii) a reorganization of the corporation as defined in section 181 of the California General Corporation Law (the "General Corporation Law"), (iv) a voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

          (e) Such other matters, if any, as may properly come before the meeting or may be expressly required by statute.

     SECTION 3. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law, may be called at any time by the Board or, subject to the provisions of this Section 3, by the Chair of the Board, the President, or one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting. For a special meeting of the shareholders to be properly brought by any person or persons other than the Board pursuant to the preceding sentence, the person or persons calling the meeting must have given timely notice thereof in writing to the Secretary of the Corporation and the business proposed to be conducted at such meeting must otherwise be a proper matter for shareholder action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the date of the meeting proposed by the person or persons calling the meeting. Such notice shall set forth (a) the proposed date and time of the meeting, (b) as to each person whom the person or persons calling the meeting propose to nominate for election or reelection as a director all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (c) as to any other business that the person or persons calling the meeting proposes to bring before the

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meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such person or persons and any other person or entity, if any, on whose behalf the proposal is made; and (d) as to any shareholders giving the notice (i) the name and address of such shareholders, as they appear on the Corporation's books and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholders. Upon notice meeting the requirements of this Section 3 by any person or persons entitled to call a special meeting of shareholders, the Corporation shall cause notice to be given to shareholders entitled to vote that a meeting will be held. Except in special cases where other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of shareholders. In addition, to the matters required by items (i), and, if applicable, (ii) and (iii) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

     SECTION 4. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 5. Adjournment. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 above.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at an adjourned meeting in accordance with Section 2 of this Article II if a new record date for the adjourned meeting is fixed by the board of directors, or if the adjournment is for more than forty-five (45) days from the date set for the original meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 6. Record Date; Cumulative Voting. Unless a record date for voting purposes be fixed as provided in Section 1 of Article VI of these bylaws, then, subject to the provisions of sections 702 to 704, inclusive, of the General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held (except that the record date for shareholders entitled to give consent to corporate action without a meeting shall be determined in accordance with Section 8 of this Article II) shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than elections of directors), but if the shareholder fails to

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specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be via voice or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall constitute at least a majority of the required quorum) shall be the act of the shareholders except as may otherwise be provided by (i)
Section 4 of this Article II, (ii) the cumulative voting provisions for the election of directors as stated in this section below, and (iii) the General Corporation Law or the articles of incorporation of this corporation (including without limitation the provision that, upon the vote of the holder or holders of shares representing fifty percent or more of the voting power of this corporation, this corporation may elect voluntarily to wind up and dissolve). Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

     SECTION 7. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been determined at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph (d) of the third paragraph of Section 2 of this Article II, the waiver of notice, consent or approval shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included if such objection is expressly made at the meeting.

     SECTION 8. Action by Written Consent. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors; in addition a director may be elected at any time to fill a vacancy (other than a vacancy created by removal) not filled by the directors by the written consent of persons holding a majority of the outstanding shares

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entitled to vote for the election of directors. Notice of such election shall be given to nonconsenting shareholders if required by this Section 8.

     Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.

     Unless the consents of all shareholders entitled to vote have been solicited in writing:

          (a) Notice of any proposed shareholder approval of (i) a contract or other transaction with an interested director; (ii) indemnification of an agent of the corporation as authorized by Section 9 of Article IV of these bylaws; (iii) a reorganization of the corporation as defined in section 181 of the General Corporation Law; or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

          (b) Prompt notice shall be given at the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given as provided in Section 2 of Article II of these Bylaws.

     Any shareholder of record or other person or entity seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date pursuant to Section 6 hereof. The Board of Directors may, at any time within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed pursuant to Section 6 hereof). If no record date has been fixed by the Board of Directors pursuant to Section 6 hereof or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     In the event of the delivery, in the manner provided by this Section 8(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such

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review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance herewith represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 8 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with this Section 8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed herein.

     Any shareholder giving a written consent, or the shareholder's proxyholder, or a transferee of the shares, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

     SECTION 9. Proxies. Every person entitled to vote shares or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and delivered to the secretary of the corporation. A proxy shall be deemed executed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. Any proxy duly executed which does not state that it is irrevocable shall continue in full force and effect until (i) a writing stating that the proxy is revoked is delivered to the secretary of the corporation, (ii) a proxy bearing a later date is executed by the person who executed the prior proxy and is presented to the meeting, (iii) as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy or (iv) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The revocability of a proxy which states on its face that it is irrevocable shall be governed by the provisions of sections 705(e) and (f) of the General Corporation Law.

     SECTION 10. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the

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board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

     The duties of such inspectors shall be as prescribed by section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

     The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     SECTION 11. Nominations and Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at any meeting of shareholders only
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

     For nominations or other business to be properly brought before a shareholders meeting by a shareholder pursuant to clause (c) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; provided, however, that in the event that less than 65 days notice of the meeting is given to shareholders, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. In no event shall the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal

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

is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding any provision herein to the contrary, no business shall be conducted at a shareholders meeting except in accordance with the procedures set forth in this Section 11.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 1. Powers of the Board. Subject to the provisions of the General Corporation Law and any limitations in the articles of incorporation and these bylaws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers:

          First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the articles of incorporation or with these bylaws, as they may deem best;

          Second: To elect and remove at pleasure the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

          Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received, but neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by section 408 of the General Corporation Law) nor future services shall constitute payment or part payment for the shares of the corporation;

          Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

          Fifth: To alter, repeal or amend, from time to time, and at any time, these bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such bylaws, or to revoke the delegation of authority of the directors, as provided by law or by Article VIII of these bylaws; and

          Sixth: By resolution adopted by a majority of the authorized number of directors, to designate an executive and/or other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. The appointment of members or

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

     alternate members (who may replace any absent member at any meeting of the committee) of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

             (i) The approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

             (ii) The filling of vacancies on the board or in any committee;

             (iii) The fixing of compensation of the directors for serving on the board or on any committee;

             (iv) The adoption, amendment or repeal of bylaws;

             (v) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

             (vi) Any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

             (vii) The appointment of other committees of the board or the members thereof.

     SECTION 2. Number of Directors. The number of directors of the corporation shall be not less than five (5) nor more than seven (7). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number of or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1). No reduction of the authorized number of directors shall have the effect of removing any director before the director's term of office expires.

     SECTION 3. Election of Directors. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

     SECTION 4. Vacancies; Resignation. A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or has been convicted of a felony.

     Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of all of the outstanding shares.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of the directors shall have the effect of removing any director prior to the expiration of his term of office.

                                  ARTICLE IV.

                             MEETINGS OF DIRECTORS

     SECTION 1. Location of Meetings. Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in Section 2. Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the corporation.

     SECTION 2. Regular Meetings. Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

     SECTION 3. Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or, if both the chairman of the board and the president are absent or are unable or refuse to act, by any vice president or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, telephoned, telegraphed or sent by facsimile transmission, it shall be delivered to the director or transmitted to the director at least forty-eight
(48) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone, telegraph or facsimile may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

     SECTION 4. Quorum. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of sections 310, 311 and 317 of the General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four
(24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the board of directors, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     SECTION 5. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 6. Action by Written Consent. Any action required or permitted to be taken by the board of directors, may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     SECTION 7. Committees. The provisions of this Article IV shall also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except for the first sentence of Section 2 of Article IV, which shall not apply, and except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these bylaws or by the resolution of the board of directors designating such committees. For such purpose, references to "the board" or "the board of directors" shall be deemed to refer to each such committee and references to "directors" and "members of the board" shall be deemed to refer to members of the committee.

     SECTION 8. Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

     SECTION 9. Indemnification. The corporation shall, to the maximum extent permitted by the General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a corporation which was a predecessor of the corporation or of another enterprise at the request of such predecessor corporation.

                                   ARTICLE V.

                                    OFFICERS

     SECTION 1. Designation of Officers. The officers of the corporation shall be a chairman of the board or a president, or both, a secretary, and a treasurer, who shall also be the chief financial officer of the corporation. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be designated from time to time by the board of directors. Any number of offices may be held by the same person. The officers shall be elected by the board of directors and shall hold office at the pleasure of such board.

     SECTION 2. Chairman of the Board. The chairman of the board, if there be such officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is not a president, the chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of Article V of these bylaws.

     SECTION 3. President. Subject to such powers and duties, if any, as may be prescribed by these bylaws or the board of directors for the chairman of the board, if there be such officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have all of the powers and shall perform all of the duties which are ordinarily inherent in the office of the president, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

     SECTION 4. Vice Presidents. In the absence or disability or refusal to act of the president, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the bylaws.

     SECTION 5. Secretary. The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at shareholders' meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

     SECTION 6. Assistant Secretary. It shall be the duty of the assistant secretaries to assist the secretary in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

     SECTION 7. Treasurer. The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall perform such further duties as the board of directors may require.

     SECTION 8. Assistant Treasurer. It shall be the duty of the assistant treasurers to assist the treasurer in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

                                  ARTICLE VI.

                                 MISCELLANEOUS

     SECTION 1. Record Date. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by statute or in the articles of incorporation or bylaws.

     If the board of directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

          (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     SECTION 2. Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     SECTION 3. Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

     Any such certificate shall contain such legend or other statement as may be required by the California Corporate Securities Law of 1968, the Federal securities laws, and any agreement between the corporation and the issuee thereof.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

     SECTION 4. Representation of Shares of Other Corporations. The president or any vice president or the secretary or any assistant secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     SECTION 5. Inspection of Bylaws. The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder), the original or a copy of the bylaws as amended to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     SECTION 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                  ARTICLE VII.

                                   AMENDMENTS

     SECTION 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation or these bylaws.

     SECTION 2. Amendment by Board of Directors. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal bylaws, and except as otherwise provided by law or by the articles of incorporation, bylaws (other than a bylaw or amendment thereof changing the authorized maximum or minimum number of directors) may be adopted, amended or repealed by the board of directors.

                                 ARTICLE VIII.

                            ANNUAL AND OTHER REPORTS

     SECTION 1. Annual Report to Shareholders.

          (a) So long as the corporation shall have fewer than one hundred shareholders of record (determined as provided in section 605 of the General Corporation Law), the requirement of section 1501(a) of said law that an annual report be sent to the shareholders is expressly waived.

          (b) Notwithstanding subdivision (a) of this Section, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of a fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, the financial statements required by section 1501(a) of the General Corporation Law.

     SECTION 2. Request for Financial Statements. A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in section 1501(a) of the General Corporation Law for the last fiscal year. The corporation shall deliver or mail the statements to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.